                                                                 Exhibit 23.2(a)


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration Statement on Form SB-2 (Amendment No.4) of our report dated January 24, 2003 relating to the balance sheet of Universal Tanning Ventures, Inc. and Subsidiary as of December 31, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts" in such registration statement.


/s/ Tedder, James, Worden & Associates, P.A.


Tedder, James, Worden & Associates, P.A.
Orlando, Florida

May 9, 2003

                                                                 Exhibit 23.2(b)


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration Statement on Form SB-2 (Amendment No. 4) of our report dated November 18, 2002 relating to the balance sheet of Altamonte Tan, Inc. as of December 31, 2001 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts" in such registration statement.


/s/ Tedder, James, Worden & Associates, P.A.


Tedder, James, Worden & Associates, P.A.
Orlando, Florida

May 9, 2003